UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

SunEdison Semiconductor Limited

(Exact name of registrant as specified in its charter)

Singapore	001-36460	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Lorong 3 Toa Payoh

Singapore 319579

(Address of Principal executive offices, including Zip Code)

(65) 6681-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2014, SunEdison Semiconductor Limited (the “Company”) amended Article 78 of its Memorandum and Articles of Association to allow a shareholder of the Company to appoint one or more proxies to attend and vote on such shareholder’s behalf at a general meeting of the Company and to require that the Company be bound to comply with the vote of such proxies. A copy of the as amended Memorandum and Articles of Association is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Items.

On May 28, 2014, the Company completed its underwritten initial public offering of 8,280,000 ordinary shares, no par value, at a price to the public of $13.00 per share. All of the shares in the offering were sold by the Company, including 1,080,000 ordinary shares sold to the underwriters pursuant to the underwriters’ exercise in full of their option to purchase additional shares.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Memorandum and Articles of Association of SunEdison Semiconductor Limited (Incorporating all amendments up to 21 May 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED

By:	/s/ Shaker Sadasivam
Name:	Shaker Sadasivam
Title:	President and Chief Executive Officer

Date: May 28, 2014

Exhibit Index

Exhibit Number	Description

3.1	Memorandum and Articles of Association of SunEdison Semiconductor Limited (Incorporating all amendments up to 21 May 2014).